Exhibit 99.2
3Q 2025 Earnings Conference Call November 4, 2025

2 Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of November 4, 2025. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 24-35 of our Form 10-Q filed on May 6, 2025 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements. 3Q 2025 Earnings Conference Call Forward-Looking Statements

3 • Our business segments performed well in a difficult environment marked by continued uncertainty and volatility arising from tariffs and global trade • Ocean Transportation operating income was lower YoY primarily due to lower YoY freight rates and container volume in our China service ─ In our domestic tradelanes, we saw higher YoY volume in Hawaii and Alaska and lower YoY volume in Guam • Logistics operating income was lower YoY primarily due to lower contributions from freight forwarding, transportation brokerage, and supply chain management • For 4Q25, we expect: ─ Consolidated operating income to be approximately 30% lower YoY ─ A more stable trading environment as a result of a reduction in uncertainty regarding tariffs, port entry fees, global trade, and other geopolitical factors due to the trade and economic deal between the U.S. and China announced on October 30th 3Q 2025 Earnings Conference Call Opening Remarks

4 24,000 26,000 28,000 30,000 32,000 34,000 36,000 38,000 40,000 Q1 Q2 Q3 Q4 2024 2025 3Q 2025 Earnings Conference Call • Container volume increased 0.3% YoY • Expect volume to be comparable to the level achieved last year reflecting: ─ Modest economic growth ─ Stable market share Hawaii Service 3Q25 Performance Container Volume (FEU Basis) Full Year 2025 Outlook

0 100 200 300 400 500 600 700 800 900 1,000 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24 Mar-24 May-24 Jul-24 Sep-24 Nov-24 Jan-25 Mar-25 May-25 Jul-25 Sep-25 Unemployment Rate Visitor Arrivals (‘000s) Unemployment Rate and Visitor Arrivals by Air Hawaii Unemployment Rate (not seasonally adjusted) Hawaii Visitor Arrivals by Air Maui Visitor Arrivals by Air 5 Hawaii Service − Current Business Trends 3Q 2025 Earnings Conference Call • According to UHERO, the Hawaii economy is softening as slowing tourism and high inflation and interest rates weigh against stronger construction activity 2025P 2026P 2027P Real GDP 1.7% 0.1% 1.1% Construction Jobs Growth 2.8% 1.3% (0.2)% Population Growth 0.0% (0.1)% (0.1)% Unemployment Rate 3.0% 3.6% 3.7% Visitor Arrivals (‘000s) % change 9,582.3 (1.3)% 9,477.6 (1.1)% 9,766.9 3.0% Select Hawaii Economic Indicators UHERO Projections (3) Commentary (1) Source: https://files.hawaii.gov/dbedt/economic/data_reports/mei/2025-09-state.xls (2) Source: https://files.hawaii.gov/dbedt/economic/data_reports/mei/2025-09-maui.xls (3) Source: https://uhero.hawaii.edu/wp-content/uploads/2025/09/UHEROForecastForTheStateOfHawaii25Q3.pdf (1) (1) (2)

6 China Service 3Q 2025 Earnings Conference Call • Container volume decreased 12.8% YoY primarily due to the difficult environment marked by continued uncertainty and volatility arising from tariffs and global trade • Freight rates were lower YoY 3Q25 Performance Container Volume (1) (FEU Basis) 8,000 13,000 18,000 23,000 28,000 33,000 38,000 43,000 Q1 Q2 Q3 Q4 2024 2025 (1) Includes containers transshipped from other Asia origins.

7 • The Transpacific tradelane in 3Q25 experienced a muted peak season compared to the elevated demand levels last year ─ Businesses advanced cargo in late 2Q25 and early 3Q25 ahead of U.S. tariff deadlines, which led to lower 3Q25 demand for our expedited services • The muted demand experienced in 3Q25 persisted throughout October • In 4Q25, we expect lower YoY freight rates and volume in our China service ─ We expect many of our China service customers to be cautious on inventory levels and work through previously purchased inventory ─ We expect a more stable trading environment for customers in 4Q25 as a result of a reduction in uncertainty regarding tariffs, port entry fees, global trade, and other geopolitical factors due to the trade and economic deal between the U.S. and China announced on October 30th 3Q 2025 Earnings Conference Call China Service − Current Business Trends

8 • On October 14th, U.S. and China port entry fee collections commenced ─ Matson customer communication advised: ▪ Our CLX and MAX services from China would not change ▪ No port entry fees would be passed on to our customers ─ Based on our initial assessment of our anticipated fleet schedule, vessel charters and expected dry-dockings, we expected to pay approximately $20 million in port entry fees in 4Q25 and approximately $80 million in port entry fees in each of 2026 and 2027 • On October 30th, U.S. and China trade and economic deal announced ─ One-year suspension of port entry fees beginning on November 10th ─ U.S. to lower tariffs for one year on Chinese imports to curb fentanyl flows by removing 10% of the cumulative rate commencing on November 10th ─ We expect the USTR and the China Ministry of Transport to publish specific instructions regarding port entry fees shortly • Quarter-to-date, we have paid $6.4 million in port entry fees • We remain committed to the Transpacific tradelane and are highly confident in our positioning with the two fastest and most reliable Transpacific services 3Q 2025 Earnings Conference Call China Service − Current Business Trends (continued)

9 Guam Service 3Q 2025 Earnings Conference Call • Container volume decreased 4.2% YoY due to lower general demand • Expect Guam’s economy to moderate reflecting a challenging tourism environment • Expect volume to be modestly lower than the level achieved last year 3Q25 Performance Container Volume (FEU Basis) 0 500 1,000 1,500 2,000 2,500 3,000 3,500 4,000 4,500 5,000 5,500 6,000 Q1 Q2 Q3 Q4 2024 2025 Full Year 2025 Outlook

10 Alaska Service 3Q 2025 Earnings Conference Call • Container volume increased 4.1% YoY ─ One additional northbound sailing compared to the year ago period ─ Higher AAX volume 10,000 12,000 14,000 16,000 18,000 20,000 22,000 24,000 Q1 Q2 Q3 Q4 2024 2025 • Expect continued economic growth supported by a low unemployment rate, jobs growth and continued oil and gas exploration and production activity • Expect volume to be modestly higher than the level achieved last year 3Q25 Performance Container Volume (FEU Basis) Full Year 2025 Outlook

11 SSAT Joint Venture 3Q 2025 Earnings Conference Call • Terminal joint venture contribution was $9.3 million; YoY increase of $2.4 million ─ Primarily due to higher lift revenue ($15.0) ($10.0) ($5.0) $0.0 $5.0 $10.0 $15.0 Q1 Q2 Q3 Q4 2024 2025 3Q25 Performance Equity in Income of JV ($ in millions) • Expect the contribution from SSAT to be higher than the $17.4 million achieved last year without taking into account the $18.4 million impairment charge recorded by SSAT during 4Q24 Full Year 2025 Outlook

12 Matson Logistics 3Q 2025 Earnings Conference Call • Operating income of $13.6 million; YoY decrease of approximately $1.8 million ─ Lower contributions from freight forwarding, transportation brokerage, and supply chain management $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 Q1 Q2 Q3 Q4 2024 2025 • Expect operating income to be modestly lower than the level achieved last year 3Q25 Performance Operating Income ($ in millions) 4Q25 Outlook

Financial Results – Summary Income Statement

($ in millions, except per share data)	Year-to-Date: YTD Ended 9/30 2025	YTD Ended 9/30 2024	Δ $	Δ %	Third Quarter: Quarter Ended 9/30 2025	Quarter Ended 9/30 2024	Δ $	Δ %
Revenue								
Ocean Transportation	$2,031.3	$2,067.6	($36.3)	(1.8)%	$718.3	$798.7	($80.4)	(10.1)%
Logistics	461.3	463.9	(2.6)	(0.6)%	161.8	163.3	(1.5)	(0.9)%
Total Revenue	$2,492.6	$2,531.5	($38.9)	(1.5)%	$880.1	$962.0	($81.9)	(8.5)%
Operating Income								
Ocean Transportation	$319.6	$363.5	($43.9)	(12.1)%	$147.4	$226.9	($79.5)	(35.0)%
Logistics	36.5	40.3	(3.8)	(9.4)%	13.6	15.4	(1.8)	(11.7)%
Total Operating Income	**$356.1**	**$403.8**	**($47.7)**	**(11.8)%**	**$161.0**	**$242.3**	**($81.3)**	**(33.6)%**
Interest income	25.0	38.0 [1]	(13.0)	(34.2)%	7.6	10.4	(2.8)	(26.9)%
Interest expense	(5.2)	(6.1)	0.9	(14.8)%	(1.8)	(1.8)	–	0.0%
Other income (expense), net	6.9	5.5	1.4	25.5%	2.1	1.9	0.2	10.5%
Income taxes	(81.1)	(92.8)	11.7	(12.6)%	(34.2)	(53.7)	19.5	(36.3)%
Net Income	**$301.7**	**$348.4**	**($46.7)**	**(13.4)%**	**$134.7**	**$199.1**	**($64.4)**	**(32.3)%**
Weighted Average Number of Shares Outstanding (diluted)	32.5	34.4	(1.9)	(5.5)%	31.8	33.8	(2.0)	(5.9)%
GAAP EPS, diluted	**$9.28**	**$10.13**	**($0.85)**	**(8.4)%**	**$4.24**	**$5.89**	**($1.65)**	**(28.0)%**
Depreciation and Amortization (incl. dry-dock amortization)	$144.6	$134.4	$10.2	7.6%	$49.2	$45.2	$4.0	8.8%
EBITDA	$507.6	$543.7	($36.1)	(6.6)%	$212.3	$289.4	($77.1)	(26.6)%

See the Appendix for a reconciliation of GAAP to non-GAAP Financial Metrics.

(1) In 2Q24, interest income included $10.2 million of interest income earned on the federal tax refund related to the Company's 2021 federal tax return which had a diluted earnings per share impact of $0.23 in the year-to-date period.

13 | 3Q 2025 Earnings Conference Call

Matson.

14 Strong Cash Flow Generation 3Q 2025 Earnings Conference Call Last Twelve Months Ended September 30, 2025 ($ in millions) $544.9 Maint. Capex $186.6 Dividends $45.0 Share Repurchases $257.5 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 Cash Flow from Operations Sum of Maintenance Capex, Dividends, and Share Repurchases $489.1 Strong cash flow from operations more than supports maintenance capex, dividends, and share repurchases Note: Other sources and uses of cash include the Capital Construction Fund (including cash deposits and interest income on cash deposits and fixed-income securities in the Capital Construction Fund, net of withdrawals for milestone payments), paydown of borrowings (net), new vessel construction capex (including capitalized interest and owner’s items), and other cash flow statement line items.

15 Financial Results − Summary Balance Sheet 3Q 2025 Earnings Conference Call • 3Q25: approximately 0.6 million shares repurchased for total cost of $66.4 million (1) • Total Debt of $370.9 million (2) ─ Decreased by $10.1 million from 2Q25 Share Repurchase Debt Levels (1) Includes stock repurchased during the quarter but not settled and taxes on share repurchases that will be paid after the quarter end. (2) Total Debt is presented before any reduction for deferred loan fees as required by GAAP. ($ in millions) ASSETS Cash and cash equivalents $92.7 $266.8 Other current assets 354.4 342.8 Total current assets 447.1 609.6 Investment in SSAT 107.2 84.1 Property and equipment, net 2,408.3 2,260.9 Intangible assets, net 149.7 159.4 Capital Construction Fund (CCF) 627.9 642.6 Goodwill 327.8 327.8 Other long-term assets 534.1 511.0 Total assets $4,602.1 $4,595.4 LIABILITIES AND SHAREHOLDERS’ EQUITY Current portion of debt $39.7 $39.7 Other current liabilities 500.9 520.7 Total current liabilities 540.6 560.4 Long-term debt, net of deferred loan fees 321.5 350.8 Other long-term liabilities 1,050.7 1,032.2 Total long-term liabilities 1,372.2 1,383.0 Total shareholders’ equity 2,689.3 2,652.0 Total liabilities and shareholders’ equity $4,602.1 $4,595.4 September 30, December 31, 2025 2024

16 2025 Outlook 3Q 2025 Earnings Conference Call Depreciation and Amortization Approx. $196 million, including approx. $28 million in dry-dock amortization Interest Income Approximately $32 million Interest Expense (1) Approximately $7 million Other Income (Expense) Approximately $9 million GAAP Effective Tax Rate Approximately 22.0% Dry-Docking Payments Approximately $45 million Maintenance and Other Capital Expenditures Approximately $130 million New Vessel Construction Milestone Payments and Related Costs (2) Approximately $248 million 4Q25 Outlook Full Year 2025 Outlook Items Ocean Transportation Operating Income To be lower than the $137.4 million achieved in 4Q24 Logistics Operating Income To be modestly lower than the $10.1 million achieved in 4Q24 Consolidated Operating Income To be approximately 30% lower than the $147.5 million achieved in 4Q24 (1) Interest expense excludes capitalized interest (2) Includes owner’s items and capitalized interest expense

17 3Q 2025 Earnings Conference Call Solid Funding In Place For New Vessels • Capital Construction Fund (CCF) covers approximately 92% of our remaining milestone payment obligations (1) – Expect approximately $28 million of additional CCF cash deposits beginning in late 4Q27 (2) • Cash and cash equivalents and CCF combined exceed our remaining milestone payments • We continue to expect our three vessels to be delivered in 1Q27, 3Q27, and 2Q28 New Vessel Construction Milestone Payments ($ in millions) 4Q25 Approximately $101 2026 Approximately $368 2027 Approximately $186 2028+ Approximately $25 Total Approximately $680 CCF (as of 9/30/2025) Approximately $628 Cash and Cash Equivalents (as of 9/30/2025) Approximately $93 (1) Excludes future interest income and accretion earned on cash deposits and Treasury securities (2) Assumes interest income rate on our CCF money market fund stays at current rate of 4.0%

18 Closing Thoughts 3Q 2025 Earnings Conference Call • As we continue to navigate through this period of market uncertainty and volatility, Matson remains well positioned and diversified across its tradelanes and in logistics • We will continue to focus on what we can control ─ Across all our business lines, we continue to work closely with our customers to manage their transportation needs in an evolving marketplace ─ Maintain the highest levels of service reliability ─ Deliver superior customer service • Decades of experience have proven to us that Matson’s future success and growth is a function of how well we deliver for our customers during unsettled times • The U.S. and China trade and economic deal announced on October 30th is an important positive step forward toward a more stable economic trading environment

Appendix

20 3Q 2025 Earnings Conference Call Appendix − Non-GAAP Measures Matson reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”).